EXHIBIT 99.1
PEERLESS MFG. CO.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [•], 2008
The undersigned shareholder of Peerless Mfg. Co. (the “Company”) does hereby constitute and appoint Sherrill Stone, Chairman of the Board, and Henry G. Schopfer, Chief Financial Officer and Secretary, as his, her or its proxy, with full power of substitution and re-substitution, to attend the Special Meeting of Shareholders of the Company to be held at 10:00 a.m., Dallas, Texas time, on [•], 2008, at 14651 North Dallas Parkway, Suite 500, Dallas, Texas 75254, and any adjournment or postponement thereof, with full power to vote and act for the undersigned, in his, her or its name, and to vote all common stock of the Company held by him, her or it, to the same extent and with the same effect as the undersigned, in the manner specified below and in the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus, each dated [•], 2008, and in their discretion, on any other matters that may properly come before the Special Meeting. The undersigned shareholder acknowledges receipt of the Notice of Special Meeting and the Proxy Statement/Prospectus, each of which has been furnished herewith. The undersigned hereby revokes any other proxy previously given by him, her or it.
IF YOU PLAN TO ATTEND THE SPECIAL MEETING AND YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE, PLEASE BRING A STATEMENT OR LETTER FROM THE BROKER OR NOMINEE CONFIRMING YOUR OWNERSHIP OF SHARES.
PLEASE MARK YOUR VOTE LIKE THIS. ☑

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1.
1.	APPROVAL OF THE HOLDING COMPANY REORGANIZATION TO BE EFFECTED PURSUANT TO THE MERGER AGREEMENT DATED JANUARY [•], 2008

☐ FOR ☐ AGAINST ☐ ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF ON THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

Signature:	Dated: , 2008

Signature:	Dated: , 2008
This proxy should be signed EXACTLY as your name(s) appear on this proxy card. Joint owners must EACH sign personally. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.